AMENDMENT AGREEMENT NO. 4

         THIS AMENDMENT AGREEMENT NO. 4 (the "Amendment Agreement") is made and entered into as of this 25 day of September, 1995, effective as of July 18, 1995, by and among WORLD FUEL SERVICES CORPORATION (formerly "International Recovery Corp."), a Florida corporation having its principal place of business in Miami Springs, Florida (the "Borrower"), each of the undersigned guarantors (each a "Guarantor" and collectively the "Guarantors"), and NATIONSBANK OF FLORIDA, NATIONAL ASSOCIATION, a national banking association and successor by merger to Citizens & Southern National Bank of Florida (the "Lender"). Unless the context otherwise requires, all terms used herein without definition shall have the respective definitions provided therefor in the Credit Agreement (as defined below).

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Guarantors and the Lender have entered into that certain Revolving Loan Agreement and Credit Facility dated as of March 1, 1991, as amended by First Amendment to Revolving Loan Agreement and Credit Facility dated April 13, 1993, that certain Letter Agreement dated January 21, 1994, that certain Letter Agreement dated October 3, 1994 and as further amended by that Consolidated Amendment Agreement No. 3 dated May 5, 1995, whereby the Lender has made revolving credit loans to the Borrower (as so amended and as at any time hereafter amended, restated, modified or supplemented, the "Credit Agreement"); and

         WHEREAS, each of the Guarantors has executed in favor of the Lender a Guaranty Agreement pursuant to which it has guaranteed the payment and performance of the Borrower's obligations under the Loan Documents (each a "Guaranty" and collectively the "Guaranties"); and

         WHEREAS, the Borrower has requested certain amendments to

the Credit Agreement; and

         WHEREAS, the Lender is willing to so amend the Credit
Agreement upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and conditions herein set forth, it is hereby agreed as follows:

         1. CREDIT AGREEMENT AMENDMENT. Subject to the conditions hereof, the Credit Agreement is hereby amended, effective as of July 18, 1995, as follows:

                  (a) Section 1 thereof is hereby amended to include the following definitions, which definitions shall be added in alphabetical order therein and the subsections thereof renumbered accordingly:

                  "'Applicable Margin' means for purposes of calculating (i) the applicable interest rate for the interest period


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                  for any LIBOR Loan and (ii) the applicable rate of the
                  Commitment Fee for any date for purposes of Section 6.2 hereof, that percent per annum set forth below, which shall be
                  (A) determined as of each Determination Date based upon the computations set forth in the compliance certificates delivered to the Lender pursuant to Section 8.4 hereof, subject to review and approval of such computations by the Lender within five (5) Banking Days of receipt thereof (the "Compliance Date"), and delivered to the Lender not later than the time set forth in Section 8.4 hereof and (B) applicable to all LIBOR Loans outstanding, and any Commitment Fee due and payable, on or after the most recent Compliance Date to occur based upon the Consolidated Fixed Charge Coverage Ratio as at the Determination Date for the Four-Quarter Period then ended, as specified below:

CONSOLIDATED FIXED                       APPLICABLE                 APPLICABLE
      CHARGE                               MARGIN                   MARGIN FOR
      RATIO                           FOR LIBOR LOANS             COMMITMENT FEE

Greater than 5.00
to 1.00                                   .875%                         .25%

Greater than 3.50
to 1.00 but
less than or equal
to 5.00 to 1.00                           1.00%                       .3125%

Less than 3.50 to 1.00                    1.125%                      .3750%


                  "'Determination Date' means the last day of each fiscal quarter of the Borrower."

                  "'LIBOR Base Rate' means for any LIBOR Loan, in respect of the interest period specified (or deemed specified) by the Borrower for such LIBOR Loan, the rate (expressed as a percentage and rounded upward if necessary to the nearest 1/100 of 1%) (which shall be the same for each day of such Interest Period) determined by the Lender in good faith in accordance with its usual procedures for its customers generally to be the average of the rates per annum for deposits in Dollars offered to major banks in the London interbank market at approximately 11:00 A.M. Charlotte, North Carolina time two (2) LIBOR Business Days prior to the commencement of the applicable interest period in an amount approximately equal to the principal amount of, and for a period comparable to the interest period for, such LIBOR Loan."

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



                  "LIBOR Business Day" means a Banking Day on which the relevant international financial markets are open for the transaction of the business contemplated by this Agreement in London, England and Miami, Florida.

                  "'LIBOR Loan' means any Advance for which the rate of interest is determined by reference to the LIBOR Rate."

                  "LIBOR Rate" means, for the interest period for any LIBOR Loan, the rate of interest per annum determined pursuant to the following formula:

                  LIBOR           LIBOR BASE RATE          Applicable
                  Rate     =   -----------------------  +    Margin
                               1 - Reserve Requirement

                  "'Reserve Requirement' means, for any LIBOR Loan, the maximum aggregate rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained with respect thereto under Regulation D by the member banks of the Federal Reserve System with respect to Dollar funding in the London interbank market. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any regulatory change against (i) any category of liabilities which includes deposits by reference to which the LIBOR Base Rate is to be determined or (ii) any category of extensions of credit or other assets which include LIBOR Loans."

                  (b) Section 1 thereof is hereby further amended to delete the definition of "LIBOR".

                  (c) The definition of "Banking Day" in Section 1 is hereby amended and restated in its entirety as follows:

                  "'Banking Day' means any day which is not a Saturday, Sunday or a day on which banks in the State of Florida are authorized or obligated by law, executive order or governmental decree to be closed."

                  (d) Section 4.2(e) thereof is hereby amended to replace references therein to "one percent (1%)" with "three-quarters of one percent (.075%)".

                  (e) Section 5.2 thereof is hereby amended and restated in its entirety as follows:

                  "5.2 MANNER OF BORROWING. Provided there exists no Event of Default at the time, the Borrower shall give the Bank written notice of its intent to borrow hereunder. Such notice shall be given to Bank prior to 12:00 noon on the proposed borrowing date, except that if the Borrower

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

                  selects the LIBOR Rate option, then the notice shall be given three (3) LIBOR Business Days prior to the proposed borrowing date. Such notice of intent to borrow shall be an irrevocable notice on the part of the Borrower. Notice may also be given by telephone or telecopy and promptly confirmed in writing within three (3) Banking Days with the Draw Form described in
                  Section 5.6 hereof. All such notices of intent to borrow must include the following information: (i) the date of the borrowing, which shall be a Banking Day on which such advance is to be made or the interest period is to commence; (ii) the interest rate option (Base Rate or LIBOR Rate); and if LIBOR Rate, to select the interest period in accordance with Section
                  5.5 hereof; and (iii) the aggregate principal amount to be advanced. The Bank shall, subject to the terms and conditions of this Agreement, make such Advances available to the Borrower by crediting immediately available funds to the Borrower's account maintained with the Bank."

                  (f) Section 5.5 thereof is hereby amended and restated in its entirety to read as follows:

                  "5.5 LIBOR INTEREST. Borrower shall have the option to have interest accrue on all or a portion of the Loan from time to time from the date of advance of a certain specified portion of funds until paid in full on such portion at the LIBOR Rate as follows:

                  (a) The LIBOR Base Rate shall be determined by the interest period requested by the Borrower of thirty (30), sixty (60) or ninety (90) days, provided that if the last day of an interest period would be a day that is not a LIBOR Business Day, such interest period shall be extended to the next succeeding LIBOR Business Day;

                  (b) Requests for advances at the LIBOR Rate must be completed at least 3 business days prior to the date of the advance being made. Telephone requests may be made, but they must be verified as to the amount and the relevant interest period in writing by letter or by facsimile. A request will be considered completed upon the telephone request being made and upon receipt by Bank of the written confirmation within three
                  (3) business days of the telephone request. If there is no complete agreement as to the interest period of any such advance (including the written confirmation) then upon maturity of any LIBOR Loan under this Revolving Line, the rate of interest shall automatically revert to the Base Rate and shall be retroactively charged back to the time of the advance;

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


                  (c) If Borrower makes any payment of principal with respect to any LIBOR Loan made hereunder, on any day other than the scheduled expiration of the relevant interest period, Borrower shall be obligated and shall reimburse the Bank, on demand, for any funding loss incurred by the Bank.

                  (d) Portions of Advances to be borrowed at the LIBOR Rate shall be in amounts of not less than $100,000 (though may be more than $100,000 in $10,000 increments)."

                  (g) Section 6.2 thereof is hereby amended and restated in its entirety to read as follows:

                  "6.2 COMMITMENT FEE. In addition to the Facility Fee referred to above, the Borrower shall pay to Bank a quarterly Commitment Fee equal in amount to the product of the Applicable Margin then in effect for calculating the Commitment Fee multiplied by the average daily unused amount of the Commitment for such period. The said quarterly Commitment Fee shall be accrued in arrears and shall be paid by the Borrower on the first banking day after the last day of each month of each March, June, September and December. The face amount of outstanding Letters of Credit shall be considered as outstanding loans for purposes of computing the Commitment Fee."

                  (h) Section 8.1 thereof is hereby amended and restated in its entirety to read as follows:

                  "8.1     ACCOUNT RECEIVABLE AGING REPORT.  Borrower shall
                  provide to Bank in form satisfactory to Bank, within 45 days of the end of each fiscal quarter, an Accounts Receivable Aging Report in summary form for the operations of the Borrower and its Subsidiaries, prepared on a consolidated basis."

         2. REPRESENTATIONS AND WARRANTIES. In order to induce the Lender to enter into this Amendment Agreement, the Borrower hereby represents and warrants that the Credit Agreement has been re- examined by the Borrower and that except as disclosed by the Borrower in writing to the Lender as of the date hereof:

                  (a) The representations and warranties made by the Borrower in Section 10 thereof are true on and as of the date hereof;

                  (b) There has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries since the date of the most recent consolidated financial statements of the Borrower and its Subsidiaries

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

         delivered to the Lender under Section 8.3 thereof, other than changes in the ordinary course of business;

                  (c) The business and properties of the Borrower and its Subsidiaries are not, and since the date of the most recent consolidated financial statements of the Borrower and its Subsidiaries delivered to the Lender under Section 8.3 thereof, have not been, adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

                  (d) After giving effect to this Amendment Agreement, no condition exists which, upon the effectiveness of the amendment contemplated hereby, would constitute a Default or an Event of Default on the part of the Borrower under the Credit Agreement or the other Loan Documents, either immediately or with the lapse of time or the giving of notice, or both.

         3. CONDITIONS PRECEDENT. The effectiveness of this Amendment Agreement is subject to the receipt by the Lender of the following:

                  (a) four counterparts of this Amendment Agreement duly executed by all signatories hereto;

                  (b) resolutions of the Board of Directors or other governing body of the Borrower and the Guarantors approving this Amendment Agreement certified by the Secretary of such Borrower or Guarantor;

                  (c) copies of all additional agreements, instruments and documents which the Lender may reasonably request, such documents, when appropriate, to be certified by appropriate governmental authorities.

All proceedings of the Borrower relating to the matters provided for herein shall be satisfactory to the Lender and its counsel.

         4. ENTIRE AGREEMENT. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, condition, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any party to the other. None of the terms or conditions of this Amendment Agreement may be


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

changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

         5. FULL FORCE AND EFFECT OF AGREEMENT. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

         6. COUNTERPARTS. This Amendment Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

         7. GOVERNING LAW. THIS AMENDMENT AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAW OF THE STATE OF FLORIDA, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS. THE BORROWER HEREBY (i) SUBMITS TO THE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS OF FLORIDA FOR THE PURPOSES OF RESOLVING DISPUTES HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY OR FOR PURPOSES OF COLLECTION AND (ii) WAIVES TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION.

         8. ENFORCEABILITY. Should any one or more of the provisions of this Amendment Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

         9. CREDIT AGREEMENT. All references in any of the Loan Documents to the Credit Agreement shall mean and include the Credit Agreement as amended hereby.

         10. GUARANTORS. Each of the Guarantors joins in the execution of this Amendment Agreement for the purpose of (i) consenting to the amendment hereby of the Credit Agreement and (ii) hereby confirming its obligations under the Guaranty to which it is a party.

         11. SUCCESSORS AND ASSIGNS. This Amendment Agreement shall be binding upon and inure to the benefit of each of the Borrower, the Lenders, the Lender and their respective successors, assigns and legal representatives; PROVIDED, however, that the Borrower, without the prior consent of the Lender, may not assign any rights, powers, duties or obligations hereunder.

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

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                     BORROWER:

                                     WORLD FUEL SERVICES CORPORATION

                                     By:   /S/ ROBERT S. TOCCI
                                           ------------------------------------
                                           Robert S. Tocci
                                           Executive Vice President


                              SIGNATURE PAGE 1 OF 3

                              GUARANTORS:

                              ADVANCE PETROLEUM, INC., a Florida
                               corporation

                              INTERNATIONAL PETROLEUM CORPORATION,
                               a Florida corporation

                              INTERNATIONAL PETROLEUM CORPORATION
                               OF LOUISIANA, a Louisiana corporation

                              INTERNATIONAL PETROLEUM CORPORATION
                               OF LAFAYETTE, a Louisiana corporation

                              INTERNATIONAL ENVIRONMENTAL SERVICES,
                               INC., a Florida corporation

                              RESOURCE RECOVERY OF AMERICA, INC.,
                               a Florida corporation

                              CHEROKEE GROUP, INC., a Florida
                               corporation

                              INTERNATIONAL PETROLEUM CORPORATION
                               OF GEORGIA, a Georgia corporation

                              INTERNATIONAL PETROLEUM CORPORATION
                               OF MARYLAND, a Maryland corporation

                              INTERNATIONAL PETROLEUM CORPORATION
                               OF DELAWARE, a Delaware corporation

                              ADVANCE AVIATION SERVICES, INC.,
                               a Florida corporation

                              WORLD FUEL SERVICES, INC., a Texas
                               corporation

                              WORLD FUEL SERVICES, LTD., a
                               United Kingdom corporation

                              RESOURCE RECOVERY MID SOUTH, INC.,
                               a Virginia corporation

                              RESOURCE RECOVERY ATLANTIC, INC.,
                               a Delaware corporation

                              TRANS-TEC SERVICES, INC., a Delaware
                               corporation

                              TRANS-TEC SERVICES (UK) LTD, a
                               United Kingdom corporation

                              TRANS-TEC SERVICES (SINGAPORE) LTD, a
                               Singapore corporation

                              WORLD FUEL SERVICES, (SINGAPORE) LTD, a
                               Singapore corporation

                              By:  /S/ ROBERT S. TOCCI
                                   --------------------------------------------
                                   Robert S. Tocci, Executive Vice
                                   President of World Fuel Services
                                   Corporation, as attorney-in-fact

                              SIGNATURE PAGE 2 OF 3

                              LENDER:

                              NATIONSBANK OF FLORIDA, NATIONAL
                              ASSOCIATION

                              By:/S/ STEPHEN HANAS
                                 ----------------------------------------------
                                 Name:  Stephen Hanas
                                 Title: Vice President

                              SIGNATURE PAGE 3 OF 3